SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 21, 2007

Net Perceptions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25781	41-1844584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Landmark Square, 22nd Floor, Stamford Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 428-2040

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

2007 Stock Incentive Plan

On June 21, 2007, at the 2007 Annual Meeting of Stockholders of Net Perceptions, Inc. (the “Company”), the Company’s stockholders, upon the recommendation of the Company’s Board of Directors, voted to approve the 2007 Stock Incentive Plan (the “2007 Stock Incentive Plan”). Under the 2007 Stock Incentive Plan, 10,000,000 shares of the Company’s common stock will be initially reserved for issuance and available for awards, subject to an automatic annual increase equal to 4% of the total number of shares of the Company’s common stock outstanding at the beginning of each fiscal year (the “Annual Share Increase”). Awards under the 2007 Stock Incentive Plan may include nonqualified stock options, incentive stock options, stock appreciation rights, restricted shares of common stock, restricted units and performance awards. Awards under the 2007 Stock Incentive Plan may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any subsidiary of the Company. In any calendar year, no participant may receive awards under the 2007 Stock Incentive Plan for more than 2,500,000 shares of the Company’s common stock. Additionally, no more than 2,500,000 of the total shares of common stock available for issuance under the 2007 Stock Incentive Plan may be granted in the form of restricted shares, restricted units or performance awards, subject to an automatic annual increase, beginning with January in year 2008 and continuing through January in year 2017, equal to 75% of the total number of shares of the Company’s common stock increased pursuant to the Annual Share Increase. The 2007 Stock Incentive Plan will have a term of ten years expiring on June 21, 2017.

The 2007 Stock Incentive Plan is further described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on May 11, 2007 (the “Proxy Statement”) under the heading “Proposal Three - Approval and Adoption of the 2007 Stock Incentive Plan,” and such description is incorporated by reference herein. The general description of the principal terms of the 2007 Stock Incentive Plan set forth above is qualified in its entirety by the terms of the 2007 Stock Incentive Plan, a copy of which is attached as Appendix B to the Proxy Statement and is incorporated by reference herein.

2007 Annual Incentive Plan

Also at the Company’s 2007 Annual Meeting of Stockholders, the Company’s stockholders, upon the recommendation of the Company’s Board of Directors, voted to approve the 2007 Annual Incentive Plan (the “2007 Annual Incentive Plan”). The 2007 Annual Incentive Plan will enable the Company to award certain executive officers of the Company or any subsidiary of the Company, with “performance based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended, which will enable the Company to deduct such compensation from its taxable income.

The 2007 Annual Incentive Plan is further described in the Proxy Statement under the heading “Proposal Four - Approval of the 2007 Annual Incentive Plan,” and the description is incorporated by reference herein. The general description of the principal terms of the 2007 Annual Incentive Plan set forth above is qualified in its entirety by the terms of the 2007 Annual Incentive Plan, a copy of which is attached as Appendix C to the Proxy Statement and is incorporated by reference herein.

Item 8.01. Other Events.

On June 27, 2007, the Company issued a press release announcing that at the Company’s 2007 Annual Meeting of Stockholders, the stockholders of the Company approved a proposal to amend its Certificate of Incorporation to change the Company’s name from Net Perceptions, Inc. to “Stamford Industrial Group, Inc.”

The proposal to amend the Company’s Certificate of Incorporation is further described in the Proxy Statement under the heading “Proposal Two - Amendment to the Company’s Certificate of Incorporation to Change the Company’s Name from Net Perceptions, Inc. to “Stamford Industrial Group, Inc.” and the description is incorporated by reference herein. The full text of the Amendment to the Company’s Certificate of Corporation is attached as Appendix A to the Proxy Statement and is incorporated by reference herein.

The Company also announced on June 27, 2007, that its wholly-owned subsidiary, SIG Acquisition Corp. is changing its name to “Concord Steel, Inc.”

Both name changes were effective as of June 27, 2007, upon the filing of amendments to their respective Certificates of Corporation with the Secretary of State of Delaware. A copy of the press release announcing the name changes is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

(d)	Exhibits.

Exhibit	Description

3.1
Certificate of Amendment to the Net Perceptions, Inc. Amended and Restated Certificate of Incorporation (incorporated herein by reference to Appendix A of the Net Perceptions, Inc. Definitive Proxy Statement filed with the Securities and Exchange Commission on May 11, 2007).

10.1	2007 Stock Incentive Plan (incorporated herein by reference to Appendix B of the Net Perceptions, Inc. Definitive Proxy Statement filed with the Securities and Exchange Commission on May 11, 2007).

10.2	2007 Annual Incentive Plan (incorporated herein by reference to Appendix C of the Net Perceptions, Inc. Definitive Proxy Statement filed with the Securities and Exchange Commission on May 11, 2007).

99.1	Press Release dated June 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2007

NET PERCEPTIONS, INC.

By: /s/ Jonathan LaBarre
Jonathan LaBarre,
Chief Financial Officer

Exhibit Index

Number	Exhibit
99.1	Press Release dated June 27, 2007.